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                                                                   EXHIBIT 10.36


                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into on this 1st day of January 1999 by and between Coast Hotels & Casinos, Inc., a Nevada Corporation ("Employer") and Harlan Braaten ("Employee").

     1. SCOPE OF DUTIES. Employer hereby employs Employee as its President and Chief Operating Officer to perform such executive duties as are commonly attendant upon these offices and such further normal executive duties as may be specified from time to time by the Board of Directors through their designated representative. In construing the provisions of this Agreement, "Employer" shall also include Coast Resorts, Inc. and Coast West, Inc. and any subsequently formed corporations affiliated with Employer wherein Employee is chosen to be President and Chief Operating Officer by the Board of Directors.


     2. TERM OF AGREEMENT. The term of this agreement shall commence on January 1, 1999 and terminate on December 31, 2001. Employee has represented to Employer that he is not currently under contract to any entity other than Coast Hotels & Casinos, Inc.


     3.   EMPLOYEE'S COMPENSATION PACKAGE. Employee shall receive:

          (a) An initial annual salary of $250,000 during 1999 increasing to $300,000 on January 1, 2000.

          (b) A bonus of at least fifty percent (50%) of his annual salary if the EBITDA target in each year's budget (as approved by the Chief Executive Officer and ratified by the Board of Directors) is met for each year of this Agreement.


     4. STOCK OPTIONS. Employer will provide to Employee on January 1, 1999, stock options for 30,415 shares of Coast Resorts, Inc. with a strike price of $100 per share. The option will be fully vested as to one-third of the shares on the grant date of January 1, 1999 and will vest in an additional one-third of the shares on January 1, 2000 and on the final one-third of the


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     shares on January 1, 2001 provided that Employee is still employed by
     Employer on the date the options vest. Notwithstanding the foregoing, it is the understanding of both Employer and Employee that the options will be granted pursuant to an IRS qualified Stock Option and Stock Appreciation Rights plan and that Employer and Employee will cooperate fully in insuring that the options are issued in connection with a qualified Stock Option and Stock Appreciation Rights Plan. If Employee resigns during the term of this agreement or thereafter or is terminated for any reason, he will have 90 days to exercise and pay for all or part of his vested stock options.


     5. GAMING LICENSURE. Employee acknowledges and agrees that the laws of Nevada require that Employee may be investigated for suitability and licensing. Employee shall fully cooperate with the appropriate governmental authorities in order that he may obtain all certificates, permits and licenses required in connection with his employment hereunder. Employee further acknowledges and agrees that in the event he fails to so cooperate or he fails to obtain, within the time specified by the Nevada Gaming Commission and all other governmental agencies having jurisdiction, or thereafter maintain, in good standing and in full force and effect, during the term hereof, all required certificates, permits and licenses in connection with his employment hereunder, Employer may terminate this Agreement, in which event Employer shall have no further liability or obligation whatsoever to Employee hereunder, notwithstanding anything to the contrary contained herein.


     6. NO COMPETITION AGREEMENT. In consideration hereof and in consideration of the grant of options contained herein, Employee covenants and agrees that during the term of his employment, he shall not, directly or indirectly, engage in, participate in or otherwise be connected in any way (other that through a passive ownership role) with any firm, person, corporation, or other entity that is engaged in a for profit business. In addition to all other rights provided to Employer hereunder, if Employee breaches any of his obligations contained in this paragraph, Employer shall have the right to terminate this Agreement but any such termination shall not be deemed an election of remedies and Employer expressly reserves all other legal and equitable remedies. Employee further agrees that he shall not at any time during the term of this Agreement or thereafter without Employer's written consent, disclose to other persons or business entities any trade secrets or other confidential information and all information concerning Employer's customers constitute Employer's exclusive property, that all of the restrictions on his activities contained in this Agreement are required for Employer's reasonable protection and that in the event of any breach of the Agreement by him, Employer will be entitled if it so elects, to


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     institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach, to enforce the specific performance of this Agreement or to enjoin Employee from engaging in any activity in violation hereof.


     7. TERMINATION OF AGREEMENT. This Agreement may be terminated by the Employee upon 30 days written notice at any time with or without good cause, in which event Employer's obligations under this Agreement shall terminate. This Agreement may be terminated by Employer at any time during the term hereof with or without good cause. Upon any such termination, Employer shall have no further liability or obligation whatsoever to Employee hereunder except as expressly set forth in paragraph 8 of this Agreement. Good cause shall be defined as:

         (a) Employee's death or disability, which is hereby defined to mean his incapacity for medical reasons certified to by a licensed physician which precludes the substantial performance of his duties hereunder for a substantially consecutive period of six (6) months;

         (b) Employee's arrest on a felony offense, provided that probable cause existed for such arrest;

         (c) Employee's misconduct, inattention to Employer's business, failure to substantially perform his duties or other material breach of this agreement, which is not remedied by Employee to the good faith satisfaction of Employer within fifteen days following his receipt of written notice thereof.


8. SEVERANCE PAY. If Employee is terminated for any reason other than that set forth in paragraph 5 or 7, in lieu of any amounts provided for in this contract, Employee shall be entitled to $300,000, any prorata earned bonus and any prorata unvested stock options for that year.


9. SEVERABILITY. If any provision hereof is unenforceable, illegal or invalid for any reason whatsoever, such fact shall not affect the remaining provision hereof. If any of the provisions hereof which impose restrictions on Employee are, with respect to such restrictions, determined by a final judgment by any court of competent jurisdiction to be unenforceable or invalid, such provision should be severed and the remainder of the provisions enforced.



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10.      NO WAIVER. No failure or delay on the part of Employer or Employee in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


11. ENTIRE AGREEMENT. This instrument contains the entire agreement between Employer and Employee. It may not be changed orally but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No amendment, modification, termination or waiver of any provision of this Agreement nor consent to any departure by the Employee therefrom shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of Employer or Employee, as the case may be. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


12. CHOICE OF LAW. This Agreement shall be controlled, construed and enforced in accordance with the laws of Nevada.


13. NOTICES. All notices, demands, and other communications required or permitted hereunder shall be given by hand delivery (with a receipt acknowledging hand delivery), or overnight delivery service or by certified mail return receipt requested, and by facsimile. Notice will be deemed to have been duly given on the day of hand delivery and one day after having been sent by overnight delivery or by certified mail return receipt requested and by facsimile.




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                  All notices and other communications shall be delivered or sent to:


                           Employer

                                    Coast Hotels and Casinos, Inc.
                                    4500 West Tropicana Avenue
                                    Las Vegas, Nevada 89103
                                    Facsimile: 365-7566


                           Employee

                                    Harlan Braaten
                                    [address]


         In witness whereof, Employer and Employee have executed this Agreement in Las Vegas, Nevada on the 16th day of February, 1999

                                       COAST HOTELS AND CASINOS, INC.


/s/ HARLAN BRAATEN                     By: /s/ MICHAEL GAUGHAN
---------------------------                -------------------------------
Harlan Braaten                             Michael Gaughan
                                           Chief Executive Officer and
                                           Chairman of the Board

Employee                                   Employer




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